UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, Veradigm Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to announce, among other things, that Leland Westerfield, the Company’s then-Interim Chief Financial Officer, principal financial officer and principal accounting officer, would continue serving the Company as a consultant following the termination of his employment with the Company, subject to execution of a mutually agreeable consulting agreement with the Company. At the time the Initial Form 8-K was filed, the Company indicated that it intended on entering into a consulting agreement with Mr. Westerfield.

On May 26, 2026, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Westerfield and Wilcox Capital LLC (the “Contractor”), effective as of June 1, 2026. Pursuant to the Consulting Agreement, the Contractor will serve in the capacity of a Strategic Financial Advisor to the Company from June 1, 2026 through March 31, 2027 (the “Consulting Period”). The Contractor’s responsibilities include assisting the Company with (i) the transition of Mr. Westerfield’s role as the Company’s Interim Chief Financial Officer to Christian Greyenbuhl (the individual hired as the Company’s Chief Financial Officer, as described in the Initial Form 8-K), (ii) the preparation of the Company’s financial statements, periodic reports and other filings with the U.S. Securities and Exchange Commission, (iii) the remediation of identified material weaknesses in the Company’s internal control over financial reporting, and (iv) such other services as may be mutually agreed between the Company and the Contractor.

In consideration for the Consulting Services, the Company will pay the Contractor a consulting fee of $45,937.50 per month for each of the ten (10) months in the Consulting Period. The final two monthly payments are contingent on Mr. Westerfield signing and not revoking a general release of claims in a form reasonably satisfactory to the Company. In addition, the Company will grant to the Contractor an award of restricted stock units with a value of $100,000 on the first business day of the month following the month in which the Company files its Annual Report on Form 10-K for fiscal years 2023 and 2024. Such restricted stock units will vest on March 31, 2027.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.4	Consulting Agreement, effective as of June 1, 2026, by and among Veradigm Inc., Leland Westerfield and Wilcox Capital LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date:	May 26, 2026	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Interim General Counsel & Corporate Secretary